     As filed with the Securities and Exchange Commission on October 8, 2002
                                                      Registration No. 333-63282
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                             ----------------------


                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                             ----------------------


                                 IDT CORPORATION
                     (Exact name of registrant as specified
                                 in its charter)

           Delaware                                    22-3415036
     -----------------------                -------------------------------
           (State of                               (I.R.S. Employer
         Incorporation)                          Identification No.)


                                520 Broad Street
                            Newark, New Jersey 07102
                                 (973) 438-1000
              ----------------------------------------------------
          (Address of Principal Executive Offices, Including Zip Code)


              IDT Corporation 1996 Stock Option and Incentive Plan,
                             as Amended and Restated
            Stock Option Agreements with each of the optionees named
                   in notes (7) and (9) to the "Calculation of
                          Registration Fee" table below
      ---------------------------------------------------------------------
                            (Full Title of the Plan)


                                 Howard S. Jonas
                                    Chairman
                                 IDT Corporation
                                520 Broad Street
                            Newark, New Jersey 07102
                                 (973) 438-1000
              ----------------------------------------------------
           (Name, Address, and Telephone Number, Including Area Code,
                              of Agent for Service)


                             ----------------------



                                   Copies to:

                              Joyce J. Mason, Esq.
                          General Counsel and Secretary
                                 IDT Corporation
                                520 Broad Street
                            Newark, New Jersey 07102
                                 (973) 438-1000


================================================================================

                                                   CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                      Proposed Maximum    Proposed Maximum        Amount of
                                                    Amount to be       Offering Price    Aggregate Offering      Registration
     Title of Securities to be Registered          Registered(1)         Per Share              Price                Fee
====================================================================================================================================
Class B Common Stock, par value $.01 per share       2,064,002(2)    $   17.7031(3)      $ 36,539,233.81(3)         $ 9,134.81
       ....................................            416,000(2)    $   20.6250(3)      $  8,580,000.00(3)         $ 2,145.00
       ....................................             30,000(2)    $   22.5781(3)      $    677,343.00(3)         $   169.34
       ....................................             20,000(2)    $     21.25(3)      $    425,000.00(3)         $   106.25
       ....................................             10,000(2)    $    22.875(3)      $    228,750.00(3)         $    57.19
       ....................................             10,000(2)    $     19.55(3)      $    195,500.00(3)         $    48.88
       ....................................              6,000(2)    $   22.6250(3)      $    135,750.00(3)         $    33.94
       ....................................             11,000(2)    $   28.1875(3)      $    310,062.50(3)         $    77.52
       ....................................              2,500(2)    $    29.750(3)      $     74,375.00(3)         $    18.59
       ....................................              1,000(2)    $   31.8125(3)      $     31,812.50(3)         $     7.95
       ....................................              5,000(2)    $   32.5625(3)      $    162,812.50(3)         $    40.70
       ....................................             57,000(2)    $   33.9375(3)      $  1,934,437.50(3)         $   483.61
       ....................................             20,000(2)    $     34.00(3)      $    680,000.00(3)         $   170.00
       ....................................             47,000(2)    $   35.8750(3)      $  1,686,125.00(3)         $   421.53
       ....................................          2,699,502(4)            --                      --                   --
       ....................................          1,200,996(5)    $     11.27(6)      $ 13,535,224.92(6)         $ 3,383.81
====================================================================================================================================
Class B Common Stock, par value $.01 per share       1,574,250(7)    $    20.875(3)      $ 32,862,468.75(3)         $ 8,215.62
       ....................................            291,500(7)    $   28.9375(3)      $  8,435,281.25(3)         $ 2,108.82
       ....................................             11,000(7)    $    31.625(3)      $    347,875.00(3)         $    86.97
       ....................................          1,876,750(8)            --                      --                   --
====================================================================================================================================
Common Stock, par value $.01 per share                 500,000(9)    $    12.625(3)      $  6,312,500.00(3)         $ 1,578.13
Class B Common Stock, par value $.01 per share         500,000(10)           --                      --                   --
====================================================================================================================================
Total  ....................................                                                $113,154,551.73          $28,288.66
   Less amount previously paid.............                                                                         $28,545.90
   Amount owed.............................                                                                               --
====================================================================================================================================

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), the number of shares being registered shall be adjusted to include such additional indeterminate number of shares as may be issuable pursuant to the anti-dilution provisions of the 1996 Stock Option and Incentive Plan, as Amended and Restated (the "1996 Plan"), and the Stock Option Agreements described in notes (7) and (9) below.

(2) Represents shares of Class B Common Stock reserved for issuance pursuant to options previously granted under the 1996 Plan.

(3) Calculated pursuant to Rule 457(h) under the Securities Act, based upon the exercise price of the applicable options.

(4) Represents shares issuable pursuant to the anti-dilution provisions of the 1996 Plan with respect to Class B Common Stock options previously granted under the 1996 Plan as a result of the Class B Common Stock dividend which was effected in May 2001 (the "Stock Dividend"). In connection with the Stock Dividend, IDT Corporation issued one share of its Class B Common Stock for every share of its Common Stock, Class A Common Stock and Class B Common Stock held of record on May 14, 2001.

(5) Represents shares of Class B Common Stock reserved for issuance pursuant to options which may be granted under the 1996 Plan, after giving effect to the Stock Dividend.

(6) Estimated solely for the purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act, and based upon the average of the high and low reported prices of the shares of Class B Common Stock on the New York Stock Exchange on June 14, 2001.

(7) Represents shares of Class B Common Stock which may be issued upon exercise of stock options granted under separate Stock Option Agreements between IDT Corporation and each of the following optionees: (1) Morris Lichtenstein,
     (2) Stephen Brown, (3) Michael Fischberger, (4) Geoffrey Rochwarger, (5) Moshe Kaganoff, (6) Hal Brecher, (7) James A. Courter, (8) Marc Knoller,
     (9) Joyce J. Mason, (10) Avi Aronowitz, (11) David Barth, (12) Joseph Farber, (13) Alan Forman, (14) Erica Gaffey, (15) Carlos Gomez, (16) Eva Janesik, (17) Yoav Krill, (18) Avi Lazar, (19) Jack Lehman, (20) Jack Lerer, (21) Jonathan Levy, (22) Douglas Mauro, (23) Keith Mendelson, (24) Norman Rosenberg, (25) Hillel Scheinfeld, (26) Robbie Schiff, (27) Ami Schwab, (28) SJM Consulting Inc., (29) Avi Stokar, (30) Daniel Sturm, (31) Kathy Timko, (32) Dov Trop, (33) Josh Winkler, (34) Yehuda (Gary) Wurtzel,
     (35) Erica Becker, (36) Marc Bodner, (37) Rosario Martinez, (38) Subbarao Addaganti, (39) Taha Al-Almaleh, (40) Seth Altman, (41) Jenifer Bamond,
     (42) Brian Barnes, (43) Abelardo (Abby) Bedoya, (44) Melvin Berliner, (45) Yakov Bodner, (46) Mitchel Brafman, (47) Nicholas Brando, (48) Rory Britt,
     (49) Floyd Brown, (50) Ari Buckman, (51) Osvaldo Cardales, (52) Adriana Carlomagno, (53) John Carr, (54) James Chanda, (55) Sureshbabu Chandra,
     (56) Diane Clark, (57) Tzvika Cohen, (58) Jose Cueto, (59) Angelica Diaz,
     (60) Alexander Early, (61) Michael Eng, (62) Sean Finn, (63) Alan Forman,
     (64) Chaim Fried, (65) Robert Fruhling, (66) Henoch Gerwritz, (67) Oded David Gilboa, (68) Jeffrey Gillard, (69) Pankaj Gohel, (70) Chaim Goldman,
     (71) Brett Green, (72) Gene Grieco, (73) Maryann Hartos, (74) James Helfgott, (75) Linda Innella, (76) Steve Kahan, (77) Adam Kitt, (78) Robert Koscuiszka, (79) Heather Krivit, (80) Susana Laskovski, (81) Alan Lazar,
     (82) Bruce Levy, (83) Paula Lichansky, (84) Bernie Lichter, (85) Daniel Londynski, (86) Anthony Longano, (87) Maribel Malave, (88) Marisol Malave,
     (89) Dov Mandel, (90) Neil McDermott, (91) Todd McGillen, (92) Keith Mendelson, (93) Mark Mermelstein, (94) Jason Meyer, (95) Milagros Montes,
     (96) Thomas Nagel, (97) William Nicholls, (98) Kimberly Nichols, (99) Gail Nitti, (100) Zachary Novoseller, (101) Ari Ochs, (102) Belinda Orta, (103) Aaron Payne, (104) Allan Perlow, (105) Aryeh Petegorsky, (106) Allen Pierce, (107) Ramak Rabizadeh, (108) David Rand, (109) Amihai Reschke,
     (110) Steve Rojas, (111) Jonathan Rossman, (112) Betzalel (Chuck) Rothstein, (113) Jason Salzberg, (114) Gabriel Sasso, (115) Gabi Schecter,
     (116) Christi Scheffe, (117) Eli Schlisselfeld, (118) Stanley Schoenbach,
     (119) Aaron Shehadeh, (120) Dov Strickman, (121) Daniel Sturm, (122) Alberto Tavarez, (123) Elian Teig, (124) Joseph Timinsky, (125) Michael Torre, (126) Arlene Torres, (127) Michelle Villanueva, (128) Wanda Villanueva, (129) David Weinbach, (130) Christopher Yaegel, (131) Gargan Yee, (132) Kenny Zakalik and (133) Rena Zentman.

(8) Represents shares issuable pursuant to the anti-dilution provisions of the Stock Option Agreements described in note (7) above as a result of the Stock Dividend.

(9) Represents shares of Common Stock which may be issued upon exercise of stock options granted under separate Stock Option Agreements, dated as of March 1, 1999, between IDT Corporation and each of the following optionees:
     (1) James A. Courter, (2) Hal Brecher, (3) David Barth, (4) Geoffrey Rochwarger and (5) Morris Lichtenstein.

(10) Represents shares issuable pursuant to the anti-dilution provision of the Stock Option Agreements described in note (9) above as a result of the Stock Dividend.

                                EXPLANATORY NOTE

         This Post-Effective Amendment No. 1 to Form S-8 Registration Statement (this "Registration Statement") is being filed by IDT Corporation, a Delaware corporation (the "Registrant" or the "Company"), to correct certain computational errors contained in the "Calculation of Registration Fee" table set forth in the Registrant's Registration Statement on Form S-8 (File No. 333-63282) filed with the Securities and Exchange Commission on June 19, 2001 (the "Original Registration Statement"). The "Calculation of Registration Fee" table set forth on the cover page of this Registration Statement amends and restates in its entirety the "Calculation of Registration Fee" table set forth on the cover page of the Original Registration Statement. The computational errors described above resulted in an overpayment of the registration fee and, accordingly, no additional registration fee is due with this filing.

                                     PART I

                            SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the 1996 Stock Option and Incentive Plan, as Amended and Restated, and the optionees named in notes (7) and (9) to the "Calculation of Registration Fee" table above as specified by Rule 428(b)(i) under the Securities Act of 1933, as amended. Such documents are not required to be, and are not being, filed by IDT Corporation with the Securities and Exchange Commission, either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act of 1933, as amended. Such documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents By Reference.

         The following documents filed with the Securities and Exchange Commission (the "Commission") by the Company, pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Registration Statement:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended July 31, 2001, filed with the Commission on October 29, 2001;

          (b) The Company's quarterly reports on Form 10-Q for the three months ended October 31, 2001, January 31, 2002 and April 30 2002, filed on December 17, 2001, March 18, 2002 and June 14, 2002,
               respectively;

          (c) The Company's Current Reports on Form 8-K and Form 8-K/A filed with the Commission on January 3, 2002 and August 28, 2002, respectively;

          (d) The description of the common stock, par value $.01 per share (the "Common Stock"), of the Company set forth as Item 1 under the caption "Description of Securities" in the Company's Registration Statement on Form 8-A, filed with the Commission on February 15, 2001 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such information; and

          (e) The description of the Class B common stock, par value $.01 per share (the "Class B Common Stock"), of the Company set forth as
               Item 1 under the caption "Description of Securities" in the Company's Registration Statement on Form 8-A, filed with the Commission on May 4, 2001 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such information.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.  Interests of Named Experts and Counsel.

         Certain legal matters with respect to the Common Stock and Class B Common Stock have been passed on by Joyce J. Mason, Esq. Ms. Mason is Senior Vice President, Secretary, General Counsel and a director of the Company and is the beneficial owner of 88,970 shares of Common Stock and 204,470 shares of Class B Common Stock, including 4,640 shares of Common Stock and 9,215 shares of Class B Common Stock held by members of her immediate family and 73,950 shares of Common Stock and 183,350 shares of Class B Common Stock issuable upon the exercise of employee stock options exercisable within 60 days (as adjusted to reflect the Class B Common Stock dividend effected in May 2001).

Item 6.       Indemnification of Directors and Officers.

         The Company's Certificate of Incorporation provides that, to the extent permitted by the Delaware General Corporation Law ("DGCL"), directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Section 102(7) of the DGCL, however, states that such a provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL, relating to unlawful dividends, distributions or the repurchase or redemption of stock or (iv) for any transaction from which the director derives an improper personal benefit.

         The Company's By-Laws provide that the Company shall indemnify and hold harmless, to the fullest extent permitted by the DGCL, any person against expenses (including attorney's fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with any threatened, pending or completed legal proceedings in which such person is involved by reason of the fact that he is or was a director, officer, employee or agent of the Company (or serving in any such capacity with another business organization at the request of the Company) if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. If the legal proceeding, however, is by or in the right of the Company, such director, officer, employee or agent may not be indemnified in respect of any claim, issue or matter as to which he shall have been adjudged to be liable to the Company unless a court determines otherwise.

Item 8.    Exhibits.

        4.1 Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.01 to the Registration Statement on Form S-1 of the Company (File No. 333-00204), filed with the Commission on February 21, 1996).

        4.2 Certificate of Amendment to the Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.03 to Form 10-Q for the three months ended October 31, 2000 (File No. 000-27898), filed with the Commission on December 15, 2000).

        4.3    By-Laws of the Company (incorporated by reference to Exhibit
               3.02 to the Registration Statement on Form S-1 of the Company (File No. 333-00204), filed with the Commission on February 21, 1996).

        4.4 1996 Stock Option and Incentive Plan, as Amended and Restated, of the Company (incorporated by reference to Exhibit A to the Company's Proxy Statement on Schedule 14A, filed with the Commission on November 8, 2001).

        4.5 Form of Stock Option Agreement under the Amended and Restated 1996 Stock Option and Incentive Plan (incorporated by reference to Exhibit 10.16 to the Registration Statement on Form S-1 of the Company (File No. 333-18901)).

        4.6 Form of Stock Option Agreement between the Company and each of the optionees listed in note (7) to the "Calculation of Registration Fee" table in this Registration Statement (previously filed).

        4.7 Stock Option Agreements, dated as of March 1, 1999, between the Company and each of the optionees listed in note (9) to the "Calculation of Registration Fee" table in this Registration Statement. Exhibit includes a representative example of such Stock Option Agreements together with a schedule identifying the omitted Stock Option Agreements and material differences from the filed agreement (previously filed).

        5.1    Legal Opinion of Joyce J. Mason, Esq. (previously filed).

       23.1    Consent of Joyce J. Mason, Esq. (included in Exhibit 5.1 hereto).

      *23.2    Consent of Ernst & Young LLP.

      *23.3    Consent of Grant Thornton LLP.

       24.1    Power of Attorney (previously filed).
---------
* Filed herewith.

Item 9.  Undertakings.

         (a)  The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                    Statement:


                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                    (iii) to include any material information with respect to
                          the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

              provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities Exchange Commission by the Registrant pursuant to Section 13 or
              Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on October 4, 2002.

                                  IDT CORPORATION


                                  By: /s/ James A. Courter
                                      -----------------------------------------
                                      James A. Courter
                                      Vice Chairman and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Form S-8 Registration Statement has been signed by the following persons in the capacities indicated on this 4th day of October, 2002.

                         Signature                                                    Titles
                         ---------                                                    ------

                            *                                                        Chairman
--------------------------------------------------------
                      Howard S. Jonas

                   /s/James A Courter                               Vice Chairman and Chief Executive Officer
--------------------------------------------------------                  (Principal Executive Officer)
                     James A. Courter

                 /s/ Michael Fischberger
--------------------------------------------------------               Chief Operating Officer and Director
                    Michael Fischberger

                            *
--------------------------------------------------------               Chief Financial Officer and Director
                     Stephen R. Brown                                     (Principal Financial Officer)

                   /s/ Marcelo Fischer                               Chief Accounting Officer and Controller
--------------------------------------------------------                 (Principal Accounting Officer)
                     Marcelo Fischer

                            *
--------------------------------------------------------
                      Joyce J. Mason                                                 Director

                            *
--------------------------------------------------------
                      Marc E. Knoller                                                Director

                            *
--------------------------------------------------------
                      Moshe Kaganoff                                                 Director

                            *
--------------------------------------------------------
                    Geoffrey Rochwarger                                              Director

                            *
--------------------------------------------------------
                      Meyer A. Berman                                                Director

                            *
--------------------------------------------------------
                     J. Warren Blaker                                                Director

                            *
--------------------------------------------------------
                      Saul K. Fenster                                                Director

                            *
--------------------------------------------------------
                   William Arthur Owens                                              Director

                         Signature                                                    Titles
                         ---------                                                    ------

                            *
--------------------------------------------------------
                      William F. Weld                                                Director

                            *
--------------------------------------------------------
                      Paul Reichmann                                                 Director

               /s/ Michael J. Levitt
--------------------------------------------------------
                   Michael J. Levitt                                                 Director


* By: /s/ James A. Courter
      --------------------------------------------------
         James A. Courter
         Attorney-in-Fact

                                    EXHIBIT INDEX

  Exhibit No.                        Description
  -----------                        -----------

      4.1 Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.01 to the Registration Statement on Form S-1 of the Company (File No. 333-00204), filed with the Commission on February 21, 1996).

      4.2 Certificate of Amendment to the Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.03 to Form 10-Q for the three months ended October 31, 2000 (File No. 000-27898), filed with the Commission on December 15, 2000).

      4.3      By-Laws of the Company (incorporated by reference to Exhibit
               3.02 to the Registration Statement on Form S-1 of the Company (File No. 333-00204), filed with the Commission on February 21, 1996).

      4.4 1996 Stock Option and Incentive Plan, as Amended and Restated, of the Company (incorporated by reference to Exhibit A to the Company's Proxy Statement on Schedule 14A, filed with the Commission on November 8, 2001).

      4.5 Form of Stock Option Agreement under the Amended and Restated 1996 Stock Option and Incentive Plan (incorporated by reference to Exhibit 10.16 to the Registration Statement on Form S-1 of the Company (File No. 333-18901)).

      4.6 Form of Stock Option Agreement between the Company and each of the optionees listed in note (7) to the "Calculation of Registration Fee" table in this Registration Statement (previously filed).

      4.7 Stock Option Agreements, dated as of March 1, 1999, between the Company and each of the optionees listed in note (9) to the "Calculation of Registration Fee" table in this Registration Statement. Exhibit includes a representative example of such Stock Option Agreements together with a schedule identifying the omitted Stock Option Agreements and material differences from the filed agreement (previously filed).

      5.1      Legal Opinion of Joyce J. Mason, Esq. (previously filed).

      23.1     Consent of Joyce J. Mason, Esq. (included in Exhibit 5.1 hereto).

     *23.2     Consent of Ernst & Young LLP

     *23.3     Consent of Grant Thornton LLP.

      24.1     Power of Attorney (previously filed)
----------
* Filed herewith.